Exhibit 10.5

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS (I) PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY THE ISSUER, WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED
UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

TRANSFER SET FORTH IN ARTICLE II OF THIS WARRANT

Warrant No. ________	Number of Shares: ________
Date of Issuance August 15, 2014	(subject to adjustment)
Void after December 31, 2019

SEQUENTIAL BRANDS GROUP, INC.

Form of Common Stock Purchase Warrant

THIS IS TO CERTIFY THAT, for value received, ___________ or its permitted assigns (collectively, the “Registered Holder”) is entitled to purchase from Sequential Brands Group, Inc., a Delaware corporation (the “Company”), at the place where the Warrant Office designated pursuant to Section 2.1 is located, at a purchase price per share of $11.20 (as adjusted pursuant to the terms of this Warrant, the “Exercise Price”), __________ shares (the “Warrant Shares”) of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter set forth. The number of shares of the Common Stock purchasable hereunder and the Exercise Price are subject to adjustment in accordance with Article III hereof. This Warrant shall expire at 5:00 p.m., New York time, on December 31, 2019 (the “Expiration Date”). Receipt of this Warrant by the Registered Holder shall constitute acceptance of and agreement to the terms and conditions set forth herein.

This Warrant is issued in connection with that certain Agreement and Plan of Merger, dated as of June 24, 2014 (the “Merger Agreement”), by and among the Company, SBG Universe Brands, LLC, Universe Galaxy Merger Sub, Inc., Galaxy Brand Holdings, Inc., solely in its capacity as the Stockholder Representative (as defined in the Merger Agreement) Carlyle Equity Opportunity GP, L.P, and, for purposes of Section 6.5(b) only, Carlyle Galaxy Holdings, L.P.

ARTICLE I

Exercise of Warrant

1.1           Method of Exercise. The Vested Warrant Shares pursuant to this Warrant may be exercised by the Registered Holder as a whole or in part at any time and from time to time subsequent to the date hereof and until the Expiration Date at which time this Warrant shall expire and be of no further force or effect; provided, however, that the minimum number of Warrant Shares that may be purchased on a single exercise shall be 1,000 or the entire number of shares remaining available for exercise hereunder, whichever is less. To exercise this Warrant, the Registered Holder shall deliver to the Company, at the Warrant Office designated in Section 2.1(a), a written notice in the form of the Purchase Form attached as Exhibit A hereto, stating therein the election of the Registered Holder to exercise this Warrant in the manner provided in the Purchase Form, along with payment in full of the Exercise Price (in the manner described below) for all Vested Warrant Shares purchased hereunder. Subject to compliance with Section 3.1(a)(vi), this Warrant shall be deemed to be exercised on the date of receipt by the Company of the Purchase Form, accompanied by payment for the Vested Warrant Shares to be purchased and surrender of this Warrant, as aforesaid, and such date is referred to herein as the “Exercise Date.” Upon such exercise (subject as aforesaid), the Company shall promptly (and in any event within three Business Days (as defined in the Merger Agreement) following the Exercise Date) issue and deliver to the Registered Holder a certificate or statement evidencing ownership in book-entry form for the full number of the Vested Warrant Shares purchasable by the Registered Holder hereunder, against the receipt by the Company of the total Exercise Price payable hereunder for all such Vested Warrant Shares, (a) in cash or by certified or cashier’s check or (b) pursuant to the Net Exercise provisions of Section 1.2. The person or entity in whose name the certificate(s) or book-entry statements for Common Stock is to be issued shall be deemed to have become a holder of record of such Common Stock on the Exercise Date. If the Company fails to deliver such certificate or statement during the time period specified above, then the Registered Holder will have the right to rescind such exercise; provided, that nothing herein shall limit a Registered Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s failure to deliver such certificate or statement in accordance with the terms of this Warrant.

1.2           Net Exercise. In lieu of exercising the Vested Warrant Shares by delivering payment of the Exercise Price to the Company in cash, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), the Registered Holder of this Warrant may elect to receive a number of shares of Common Stock equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the Warrant Office together with a properly completed and executed Purchase Form, in which event the Company shall issue the Registered Holder a number of shares of Common Stock computed as follows

X	=	Y (A – B)
A

2

  Where:

X	=	the number of shares of Common Stock to be issued to the Registered Holder.

Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation).

A	=	the Current Market Price of one share of Common Stock (at the date of such calculation). For purposes of this Section 1, “Current Market Price” means, the volume-weighted average, rounded to the nearest cent, of the closing sales price of shares of Common Stock on the NASDAQ Stock Market, as reported by The Wall Street Journal for the immediately preceding ten (10) trading days.

B	=	Exercise Price (as adjusted to the date of such calculation).

1.3           Fractional Shares. No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Current Market Price of one share of Common Stock at the date of exercise.

1.4           Termination. Notwithstanding any other provision of this Warrant, the right to exercise this Warrant shall terminate upon the Expiration Date; provided, however, if this Warrant shall not have been exercised in full prior to a Change of Control of any kind described in clause (i) of the definition thereof, this Warrant shall be automatically exercised upon the closing of such Change of Control pursuant to the Net Exercise provisions of Section 1.2.

1.5           Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of the Registered Holder and upon surrender of this Warrant, at the time of delivery of the certificate or statement evidencing ownership in book-entry form for the Vested Warrant Shares purchased by the Registered Holder hereunder, deliver to the Registered Holder a new Warrant evidencing the rights of the Registered Holder to purchase the unpurchased Warrant Shares pursuant to this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

1.6           Withholding. Solely to the extent required by applicable law and upon prior notice, Parent shall be entitled to deduct and withhold from any amounts or Warrant Shares to be delivered hereunder to a Registered Holder which constitute compensation, any amounts required to be deducted and withheld with respect to the making of such payment. Any amounts so deducted and withheld shall be timely paid over to the appropriate governmental authority and shall be treated for all purposes of this Warrant as having been paid to the Registered Holder in respect of which such deduction and withholding was made.

3

ARTICLE II

Warrant Office; Transfer

2.1           Warrant Office. The Company shall maintain an office for certain purposes specified herein (the “Warrant Office”), which office shall initially be the Company’s principal office, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States of which written notice has previously been given to the Registered Holder. The Company shall maintain, at the Warrant Office, a register for the Warrant in which the Company shall record the name and address of the Registered Holder, as well as the name and address of each permitted assignee of the rights of the Registered Holder.

2.2           Ownership of Warrant. The Company may deem and treat the Registered Holder as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

2.3           Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. This Warrant may be transferred by any Registered Holder (including, for the avoidance of doubt, any subsequent transferee) in whole or in part only in compliance with applicable law and only to his, her or its Permitted Transferees. The Company, from time to time, shall register the transfer in whole or in part of this Warrant in such books upon surrender of this Warrant at the Warrant Office, properly endorsed, together with a written assignment of this Warrant, substantially in the form of the Assignment attached as Exhibit B hereto. Upon any such transfer, a new Warrant shall be issued to the transferee, and the Company shall cancel the surrendered Warrant. The Registered Holder shall pay all taxes and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3. For purposes of this Warrant, “Permitted Transferees” shall mean (a) in the case of an individual, the individual’s spouse, child, estate, personal representative, heir or successor, a trust for the benefit of any of the foregoing persons, or a partnership or limited liability company the partners or members of which consist solely of any of the foregoing persons and (b) in the case of any Registered Holder that is not a natural person (other than a trust as described in clause (a) of this sentence, for whom transfers may be made to the persons described in such clause (a)), to a person or entity that is an Affiliate (as defined in the Merger Agreement), direct partner, member or stockholder of such Registered Holder.

2.4           No Rights as Shareholder Until Exercise. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Registered Holder of this Warrant, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to the Registered Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

4

2.5           Expenses of Delivery of Warrants. Except as provided in Section 2.3, the Company shall pay all reasonable expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

2.6           Compliance with Securities Laws. The Registered Holder (and its transferees and assigns), by acceptance of this Warrant, covenants and agrees that such Registered Holder is acquiring the Warrants evidenced hereby, and, upon exercise hereof, the Warrant Shares, for its own account as an investment and not with a view to distribution thereof in violation of applicable law. Neither this Warrant nor the Warrant Shares issuable hereunder have been registered under the Securities Act or any state securities laws and no transfer of this Warrant or any Warrant Shares shall be permitted unless the Company has received notice of such transfer in the form of the assignment attached hereto as Exhibit B, accompanied, if requested by the Company, by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrant or Warrant Shares under the Securities Act is available for such transfer, except that no such opinion shall be required after a registration for resale of the Warrant Shares has become effective. Upon any exercise of the Warrants prior to effective registration for resale or except as in accordance with Rule 144 under the Securities Act, certificates representing the Warrant Shares shall bear a restrictive legend substantially identical to that set forth as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (collectively, the “Acts”). Neither the shares nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement with respect to the shares under all of the applicable Acts, or an opinion of counsel reasonably satisfactory to the Company to the effect that such registrations are not required.”

Any purported transfer of the Warrant or Warrant Shares not in compliance with the provisions of this section shall be null and void. Stop transfer instructions have been or will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof, subject to this Section 2.6.

ARTICLE III

Anti-Dilution Provisions

3.1           Adjustment of Exercise Price and Number of Warrant Shares. The number of shares of Common Stock for which this Warrant is exercisable and/or the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

5

a)	Subdivision or Combination of Common Stock. If at any time on or after the date of this Warrant the Company shall (i) subdivide its outstanding shares of Common Stock into a greater number of shares, or (ii) shall pay a dividend with respect to its outstanding shares of Common Stock in shares of Common Stock or any other equity or equity-equivalent securities, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares receivable shall be proportionately increased so that Registered Holder after such date shall be entitled to receive, upon payment of the same aggregate Exercise Price as would have been payable before such date, the aggregate number of shares of Common Stock that, if this Warrant had been exercised immediately prior to such date, the Registered Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend or subdivision; and, conversely, if at any time on or after the date of this Warrant the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares receivable upon exercise of the Warrant shall be proportionately decreased so that the Registered Holder after such date shall be entitled to receive, upon payment of the same aggregate Exercise Price as would have been payable before such date, the aggregate number of shares of Common Stock that, if this Warrant had been exercised immediately prior to such date, the Registered Holder would have owned upon such exercise and been entitled to receive by virtue of such combination. Any adjustment under this subsection (a) shall become effective when the applicable dividend, subdivision or combination becomes effective.

b)	Reclassification, Reorganization, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than as a result of a subdivision or combination pursuant to Section 3.1(a)), or in case of any reorganization, consolidation or merger of the Company with or into another entity, the Company, or such successor entity, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise in lieu of each Warrant Share theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, reorganization, consolidation or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection shall similarly apply to successive reclassifications, changes, reorganizations, consolidations and mergers.

c)	Pro Rata Distributions. Except to the extent that Sections 3.1(a) or 3.1(b) would otherwise apply, during such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Registered Holder shall be entitled to participate in such Distribution to the same extent that the Registered Holder would have participated therein if the Holder had held the Vested Warrant Shares immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, however, that any such Distributions made with respect to unvested Warrant Shares that are not Expired Warrant Shares shall be held by Parent and released to the Registered Holder promptly upon such time, if any, as such unvested Warrant Shares shall have become Vested Warrant Shares and shall have been exercised by the Registered Holder.

6

d)	Adjustment of Number of Shares. Upon each adjustment in the Exercise Price, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

e)	Rounding of Calculations; Minimum Adjustment. All calculations under this Section 3.1(a) and under Section 3.1(b) shall be made to the nearest cent. Any provision of this Section 3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

3.2           Statement Regarding Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3.1, and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the Registered Holder. Each such statement shall be signed by the Company’s chief financial or accounting officer.

3.3           Costs. The Company shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Warrant Shares or any certificate or other document evidencing such Warrant Shares upon exercise of this Warrant. The Company shall, upon request, reimburse the Registered Holder for any such documented taxes assessed against the Registered Holder.

7

3.4           Reservations of Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof. The Company shall cause to be executed and issued the necessary certificate or statement evidencing ownership in book-entry form for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Registered Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

3.5           Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

ARTICLE IV

Vesting

4.1           Vesting. The number of shares of Common Stock purchasable upon the exercise of this Warrant shall be subject to vesting in accordance with the following provisions:

a)	Vested Warrant Shares. This Warrant shall vest and become exercisable for the number of shares of Common Stock (such vested shares, the “Vested Warrant Shares”) as follows:

(i)          one-sixth (_______) of the Warrant Shares shall vest at the end of calendar year 2016 if the Net Royalties equal or exceed $10 million for calendar year 2016;

(ii)         an additional one-third (_______) of the Warrant Shares shall vest at the end of calendar year 2016 if the Net Royalties equal or exceed $15 million for calendar year 2016;

(iii)        one-sixth (_______) of the Warrant Shares shall vest at the end of calendar year 2017 if the Net Royalties equal or exceed $10 million for calendar year 2017; and

(iv)         an additional one-third (_______) of the Warrant Shares shall vest at the end of calendar year 2017 if the Net Royalties equal or exceed $15 million for calendar year 2017.

8

b)	Net Royalties. For purposes of this Warrant, “Net Royalties” shall mean, with respect to any calendar year, the gross aggregate royalties and other similar revenue that are both (1) earned by the Company (or any of its subsidiaries) during the applicable calendar year and (2) subject to the Company’s compliance with Section 4.1(d) below, received within 90 days after the date that such royalties or similar payments have become due and payable in accordance with the terms of the applicable royalty, licensing or other agreement between the Company (or any of its subsidiaries) and the party obligated to make such payment, in each case in respect of the licensing of the Linens ‘n Things Brand, less the commissions and other amounts payable to Earthbound LLC (“Earthbound”) pursuant to that certain Services Agreement, dated May 8, 2014, by and between LNT Brands LLC (“LNT Brands”) and Earthbound or another broker during the applicable calendar year and related to the licensing of the Linens ‘n Things Brand. For purposes of this Warrant, “Linens ‘n Things Brand” shall mean the intellectual property portfolio of registered trademarks, domain names and other intellectual property rights that encompass the “Linens ‘n Things” brand, licensed, used and exploited by LNT Brands, and its affiliates, contractual counterparties and licensees.

c)	Adjustments. The number of Warrant Shares subject to vesting set forth in Section 4.1(a) above shall be adjusted to the extent and in the same manner as the aggregate number of shares of Common Stock is adjusted under the provisions of Section 3 hereof.

d)	Operating Covenants. The Company hereby covenants that, from the date hereof until the earlier to occur of (i) a Change of Control or (ii) the end of calendar year 2017, (A) the Company and its subsidiaries shall use their respective reasonable best efforts to collect such royalties and other payments from such counterparties prior to the expiration of the 90-day period set forth in Section 4.1(b)(2) and (B) neither the Company nor its subsidiaries shall take or omit to take any action with the purpose or intent of depriving the Registered Holder of the opportunity for the Warrant Shares to become Vested Warrant Shares absent an independent and good faith business rationale for its actions. Any payment received by the Company (or any of its subsidiaries) from or on behalf of a party owing royalties or similar payments with respect to the Linens ‘n Things Brand who otherwise also owes any other amount(s) to the Company (or any of its subsidiaries) shall be deemed for purposes hereunder to be a payment in discharge of such party’s obligation relating to the Linens ‘n Things Brand to the extent such obligations are then due and payable.

9

4.2           Determination of Vesting. On or before April 30 of the year following the applicable calendar year, the Company shall deliver to the Stockholder Representative (as defined in the Merger Agreement) a statement setting forth in reasonable detail the amount of Net Royalties for such calendar year and the number of Vested Warrant Shares (the “Net Royalties Statement”); provided, however, that the Company shall, upon written notice from the Stockholder Representative, postpone the delivery of the Net Royalties Statement and the calculations thereunder until June 30 of such year following the applicable calendar year if, in the Stockholder Representative’s good faith judgment, any royalties or other similar revenue due and payable as of April 30 with respect to the applicable calendar year may be collected by June 30. Following such time, the Company shall provide the Stockholder Representative and its representatives reasonable access to the records, properties, personnel and (subject to the execution of customary work paper access letters if requested) auditors of the Company and its subsidiaries relating to the preparation of the Net Royalties Statement and shall cause the personnel of the Company and its subsidiaries to reasonably cooperate with the Stockholder Representative in connection with its review of the Net Royalties Statement. If the Stockholder Representative disagrees with the calculation of Net Royalties set forth in the Net Royalties Statement, the Stockholder Representative may, within 30 days after receipt of the Net Royalties Statement, deliver a Notice of Disagreement (as defined in the Merger Agreement) to the Company, in which event, the Stockholder Representative and the Company shall resolve such disagreement using the procedures set forth in Section 2.3(d) of the Merger Agreement. Following such resolution as provided in the preceding sentence, the Net Royalties so determined shall be deemed the “Net Royalties” for the applicable calendar year for all purposes under this Warrant. For the avoidance of doubt, the Registered Holder shall have no right or entitlement in any circumstances to challenge on its own behalf (unless such Registered Holder is the Stockholder Representative at such time) any determination of the Net Royalties hereunder.

4.3           Expired Warrant Shares. To the extent any Warrant Shares subject to this Warrant do not vest in accordance with the terms of Section 4(a)(i), (ii), (iii) and/or (iv) above, such Warrant Shares shall be deemed “Expired Warrant Shares” and shall automatically expire, be canceled and shall not be exercisable under any circumstances.

4.4           Change of Control. In each case, with respect to unvested Warrant Shares that are not Expired Warrant Shares:

a)	in the event of the consummation of a Change of Control of any kind described in clause (i) of the definition thereof before April 30, 2017, all Warrant Shares that are not already Vested Warrant Shares and are not Expired Warrant Shares shall immediately vest and be deemed Vested Warrant Shares upon such Change of Control; provided for the avoidance of doubt, in the event a Change of Control described in clause (i) of the definition thereof is consummated after April 30, 2017, the Warrant Shares shall vest, if applicable, in accordance with the terms of Section 4.1; or

b)	in the event of the consummation of a Change of Control of any kind described in clause (ii) of the definition thereof before the end of calendar year 2017 (provided, for the avoidance of doubt, in the event a Change of Control described in clause (ii) of the definition thereof is consummated after the end of calendar year 2017, the Warrant Shares shall vest, if applicable, in accordance with Section 4.1), the Warrant Shares that are not already Vested Warrant Shares and are not Expired Warrant Shares shall vest as follows:

10

(i)          if the value of the aggregate consideration in such Change of Control in respect of the Linens ‘n Things Brand as determined in good faith by the Company’s board of directors is equal to or in excess of $50,000,000, all such Warrant Shares shall immediately vest and be deemed Vested Warrant Shares, and the holder of this Warrant shall be entitled to exercise this Warrant with respect to all such Vested Warrant Shares at any time following consummation of such Change of Control and prior to the Expiration Date; and

(ii)         if the value of the aggregate consideration in such Change of Control in respect of the Linens ‘n Things Brand as determined in good faith by the Company’s board of directors is less than $50,000,000, such Warrant Shares shall vest proportionally based on the value of such consideration between $0 and $50,000,000 (e.g., if the consideration is $40,000,000, 80% of such Warrant Shares shall vest) and be deemed Vested Warrant Shares, and the holder of this Warrant shall be entitled to exercise this Warrant with respect to all such Vested Warrant Shares at any time following consummation of such Change of Control and prior to the Expiration Date.

c)	A “Change of Control” shall mean either (i) the consummation of any transaction or series of transactions, including, without limitation, the sale, transfer or disposition of all or substantially all of the Company’s assets or the sale of capital stock of the Company or the reorganization or merger of the Company with or into, or consolidation with, any other corporation, whereby the holders of the Company’s voting securities prior to the Transaction do not hold more than 50% of the voting securities of the surviving entity following consummation of the Transaction or (ii) the sale, assignment, conveyance or other transfer to a third party of all or substantially all of the Company’s (and its subsidiaries’) rights and interests in the Linens ‘n Things Brand. In the event of (A) a sale, assignment, conveyance or other transfer to a third party of less than all or substantially all of the Company’s (and its subsidiaries’) rights and interests in the Linens ‘n Things Brand or (B) any other event that would make it impossible or substantially impractical to calculate Net Royalties as currently defined, then the Company and the Stockholder Representative shall mutually agree upon an equitable methodology for calculating the applicable target for such period. Any disagreement regarding the foregoing sentence shall be resolved pursuant to the procedures set forth in Section 2.3(d) of the Merger Agreement.

4.5           Notice of Vesting. Within 30 days after the final determination of Net Royalties pursuant to Section 4.2 for each of calendar year 2016 and 2017, the Company will prepare and make available at the Warrant Office for the Registered Holder a computation of the number of Vested Warrant Shares.

11

ARTICLE V

Miscellaneous

5.1           Entire Agreement. This Warrant contains the entire agreement between the Registered Holder and the Company with respect to the Warrant Shares that it can purchase upon exercise hereof and the related transactions and supersedes all prior arrangements or understanding with respect thereto.

5.2           Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its conflict of law provisions.

5.3           Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the jurisdiction of the courts of the State of Delaware, the courts of the United States of America for the District of Delaware (each, a “Delaware Court”) and any appellate courts from any thereof and irrevocably waives any immunity from the jurisdiction of such courts and any claim of improper venue, forum non conveniens or any similar objection which it might otherwise be entitled to raise in any such suit, action or proceeding. Each of the parties hereto irrevocably agrees that service of process upon such party by first-class mail to the address of such party pursuant to Section 5.7 shall be deemed, in every respect, effective service of process upon such party. The parties further agree that any suit, action or proceeding instituted by a party to this Warrant against another party to this Warrant shall be initially instituted exclusively in a Delaware Court, and each of the parties hereby voluntarily and irrevocably waives all its rights, whether granted by statutory, constitutional or common law, to seek a trial before a jury with respect to such claim.

5.4           Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by the written consent of the parties (it being agreed that an amendment to or waiver under any of the provisions of Article III of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price). No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

5.5           Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

5.6           Copy of Warrant. A copy of this Warrant shall be filed among the records of the Company.

5.7           Notice. Any notice or other document required or permitted to be given or delivered to the Registered Holder shall be delivered at, or sent by certified or registered mail to such Registered Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Registered Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, or any other address within the continental United States of America as shall have been designated in writing by the Company delivered to the Registered Holder.

12

5.8           Limitation of Liability; Not Stockholders. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or attend meetings of stockholders or any other proceedings of the Company. Until the exercise of this Warrant, no provision hereof, and no mere enumeration herein of the rights or privileges of the Registered Holder, shall give rise to any liability of such Registered Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

5.9         Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence reasonably satisfactory to the Company (provided, that an affidavit of the Registered Holder shall be deemed reasonably satisfactory evidence) of the loss, theft, mutilation or destruction of this Warrant or any certificate relating to the Warrant Shares, and, in the case of any such loss, theft or destruction, upon delivery of indemnity or security in such form and amount as shall be reasonably satisfactory to the Company, or, in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original Registered Holder of this Warrant shall not be required to provide any bond of indemnity and may in lieu thereof provide their agreement of indemnity. Any Warrant issued under the provisions of this Section 5.9 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Registered Holder of this Warrant shall pay all taxes (including securities transfer taxes) and all other reasonable expenses and charges payable in connection with the preparation, execution and delivery of replacement Warrant(s) pursuant to this Section5.9.

5.10        Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

5.11         Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Registered Holder. The provisions of this Warrant are intended to be for the benefit of all Registered Holders from time to time of this Warrant and shall be enforceable by any such Registered Holder.

5.12         Remedies. The parties hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their respective rights under this Warrant. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

13

5.13         Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

5.14         Further Assurances. The Company and the Registered Holder will take such actions as may be reasonably required or desirable to carry out the provisions of this Warrant.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

14

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

Dated: August __, 2014

SEQUENTIAL BRANDS GROUP, INC.

By:
Name:
Title:

[Signature page to Warrant]

Accepted and Agreed,

[HOLDER]

Name of Holder

Signature

Street Address

City	State

[Signature page to Warrant]

EXHIBIT A

PURCHASE FORM

TO: Sequential Brands Group, Inc. (the “Company”)

1.          The undersigned hereby elects to purchase ___________ shares of the Common Stock of the Company pursuant to the terms of the attached Warrant by:

☐	A cash payment or cancellation of indebtedness, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.
☐	The net exercise provisions of the attached warrant.

2.          Please issue a certificate(s) or statement evidencing ownership in book-entry form representing said shares of Common Stock in the name of the undersigned.

Signature of Holder

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT

For value received, _____________________________, hereby sells, assigns and transfers unto __________________________ [all of][__________ shares of] the within Warrant, together with all right, title and interest therein and does hereby irrevocably constitute and appoint ______________________, attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated: ___________________, 201_